GENERAL RELEASE

Preliminary Statement

Dionics, Inc., a Delaware corporation (“Dionics”), has entered into a Share Exchange Agreement dated as of January 30, 2012, as amended (the “Share Exchange Agreement”), with Shangrao Bai Hua Zhou Industrial Co., Ltd. (“Shangrao”), and Xiao Ling Li (“Li”) pursuant to which it has agreed to transfer approximately 95% of the equity interests in Dionics to Li and others in exchange for all of the equity interests in Bai Hua Zhou Green Resources (China) Investment Group Limited, a company organized under the laws of the British Virgin Islands. Bernard L. Kravitz (“Kravitz”) is the President and a principal shareholder of Dionics.

As a condition to the consummation of the transactions contemplated by the Share Exchange Agreement, Kravitz is required to deliver this general release in favor of Dionics.

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BE IT KNOWN, that Bernard L. Kravitz (hereinafter referred to as "Releasor"), for and in consideration of the sum of One Dollar ($1.00) Dollar, and other valuable consideration received from or on behalf of Dionics (hereinafter referred to as the “Releasee”), the receipt of which is hereby acknowledged, does hereby remise, release, acquit, satisfy, and forever discharge Releasee of and from all manner of actions, causes of action, suits, debts, covenants, contracts, controversies, agreements, promises, claims and demands whatsoever, which said Releasor ever had, now has, or which any personal representative, successor, heir or assign of said Releasor, hereafter can, shall or may have, against said Releasee, its successors and assigns, arising under or in respect of any contract, action, failure to act, matter or claim occurring on or prior to the date hereof, including without limitation, (i) any obligation to purchase shares of Dionics upon the failure of Central Mega Limited to purchase such shares in accordance with the Put Option contained in the agreement entered into on October 30, 2009, (ii) any promissory note, employment agreement or deferred compensation agreement between Releasor and Dionics, and (iii) the agreement between Releasor and Dionics with respect to his right to serve as or otherwise designate any individual to the Board of Dionics.

IN WITNESS WHEREOF the undersigned has executed this Release as of June 29, 2012.

/s/ Bernard L. Kravitz
Bernard L. Kravitz